Exhibit 10.2(f)

Form of Director Non-qualified Stock Option Award Pursuant to 1996 Stock Incentive Plan

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE NETBANK, INC.

1996 STOCK INCENTIVE PLAN

THIS AWARD is made as of the Grant Date by NETBANK, INC. (the “Company”) to (the “Optionee”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a nonqualified incentive stock option (the “Option”), as described below, to purchase the Option Shares.

A.                                   Grant Date:

B.                                     Type of Option:  Nonqualified Stock Option, granted pursuant to the NetBank, Inc. 1996 Stock Incentive Plan (the “Plan”).

C.                                     Option Shares:  All or any part of                           shares of the Company’s common stock, $.01 par value per share (“Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

D.                                    Exercise Price:  $                per share of Common Stock, subject to adjustment as provided in the attached Terms and Conditions.

E.                                      Option Period:  The Option may be exercised as to all or any portion of the Vested Option Shares, but only during the Option Period, which commences on the Grant Date and ends, generally, on the earliest of (a) the tenth (10th) anniversary of the Grant Date; or (b) the later of the date (i) ninety (90) days following the date the Optionee ceases to be a director of the Company for any reason other than death or Disability, or (ii) twelve months following the date the Optionee ceases to be a director of the Company due to death or Disability; provided that the Option may be exercised as to no more than the Vested Option Shares, determined pursuant to Section 3 of the attached Terms and Conditions. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

NETBANK, INC.

By:
Name: Douglas K. Freeman
Title:Chief Executive Officer

Accepted:

TERMS AND CONDITIONS TO THE

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE NETBANK, INC.

1996 STOCK INCENTIVE PLAN

1.                                       Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Plan:

(a)                                  the Option may be exercised with respect to all or any portion of the Vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and

(b)                                 payment to the Company of the Exercise Price multiplied by the number of Option Shares being purchased (the “Purchase Price”) as provided in Section 2; and

(c)                                  payment of any tax withholding liability pursuant to Section 4 below.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and tax withholding liability, the Company shall cause to be issued a certificate representing the Vested Option Shares purchased.

The Company may, from time to time, establish other methods for exercise of Options, whether electronically, through an agent or otherwise, as may be communicated to the Optionee.

2.                                       Purchase Price. Payment of the Purchase Price for all Vested Option Shares purchased pursuant to the exercise of an Option shall be made in cash or certified check or, alternatively, as follows:

(a)                                  by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option’s exercise having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash or a certified check to equal the Purchase Price; or

(b)                                 by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised; or

(c)                                  any combination of the foregoing.

3.                                       Vested Option Shares. The Option Shares shall become Vested Option Shares upon                                      .

4.                                       Withholding. The Optionee must satisfy any federal, state and local, if any, withholding taxes imposed by reason of the exercise of the Option by paying to the Company the full amount of the withholding obligation in cash or by certified check. In lieu of paying the withholding obligation in cash or by certified check, the Optionee may elect (i) to tender to the Company the smallest number of whole shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option’s exercise having a Fair Market Value as of the date of the Option exercise, as determined under the Plan, sufficient to satisfy the amount of the withholding tax; or (ii) irrevocably and in writing, in substantially the form attached hereto as Exhibit 2, to have the actual numbers of shares of Stock issuable upon exercise reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of the withholding tax (either election is referred to below as a “Withholding Election”). The Optionee may make a Withholding Election only if the following conditions are met:

(a)                                  the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Withholding Election; and

(b)                                 any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to any Withholding Election.

5.                                       Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.

6.                                       Restriction on Transfer of Option and of Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

7.                                       Changes in Capitalization.

(a)                                  The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

(b)                                 If the Company shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the Optionee shall be entitled to purchase or receive the number and class of securities to which a holder of the number of shares of Common Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment shall be made in the Exercise Price. A dissolution or liquidation of the Company shall cause the Option to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation. In the event of a sale of substantially all of the Common Stock or property of the Company or the merger or consolidation or any other reorganization, including a Change in Control of the Company in which the Company is not the surviving entity, the Option Shares shall become fully vested on the date determined by the Committee prior to the effective date of the Change in Control, but no less than thirty days (30) prior to the effective date of the Change in Control.

(c)                                  The existence of the Plan and the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the

Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

8.                                       Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

9.                                       Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

10.                                 Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia.

11.                                 Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Company.

12.                                 Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

13.                                 Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

14.                                 Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

15.                                 Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

16.                                 Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

17.                                 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

18.                                 No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continue as a director of the Company or any affiliate.

EXHIBIT 1

NOTICE OF EXERCISE OF

STOCK OPTION TO PURCHASE

COMMON STOCK OF

NETBANK, INC.

Name

Address

Date

NetBank, Inc.

11475 Great Oaks Way, Suite 100

Alpharetta, Georgia  30022

Attention:                                         Chief Executive Officer

Re:                               Exercise of Nonqualified Stock Option

Gentlemen:

Subject to acceptance hereof by NetBank, Inc. (the “Company”), pursuant to the provisions of the NetBank, Inc. 1996 Stock Incentive Plan (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase                         shares of common stock of the Company (“Common Stock”) under the Non-Qualified Stock Option Award (the “Award”) dated as of                                    . The purchase shall take place as of                                 , 200       (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

☐                                    by delivery of cash or a certified check for $                      for the full purchase price payable to the order of NetBank, Inc.

☐                                    by delivery of cash or a certified check for $                        representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

☐                                    by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

☐                                    by delivery of the purchase price by                                               , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Plan.

Very truly yours,

AGREED TO AND ACCEPTED:

NETBANK, INC.

By:

Title:

Number of Shares
Exercised:

Number of Shares Remaining:		Date:

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION

NETBANK, INC.

1996 STOCK INCENTIVE PLAN

TO:                                                                            NetBank, Inc.

FROM:

RE:                                                                              Withholding Election

This election relates to the Non-Qualified Stock Option Award identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).

☐                                    the original recipient of the Non-Qualified Stock Option Award.

☐                                    the legal representative of the estate of the original recipient of the Non-Qualified Stock Option Award.

☐                                    a legatee of the original recipient of the Non-Qualified Stock Option Award.

☐                                    the legal guardian of the original recipient of the Non-Qualified Stock Option Award.

(3)

The Non-Qualified Stock Option Award pursuant to which this election relates was issued under the NetBank, Inc. 1996 Stock Incentive Plan (the “Plan”) in the name of                      for a total of                      shares of Common Stock. This election relates to            shares of Common Stock issuable upon exercise, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable Plan provisions.

(4)                I hereby irrevocably elect to have the actual numbers of shares of Stock issuable upon exercise reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of the withholding tax.

(5)                This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)                I understand that this Withholding Election is made prior to the Tax Date and is otherwise timely made pursuant to Section 1 of the Award and Section 5.1 of the Plan.

(7)                I further understand that, if the Company does not disapprove this Withholding Election, the Company shall withhold from the Common Stock a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(8)                The Company has made the Plan available to me, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met. Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:

Signature:

Name (Printed)

Street Address

City, State, Zip Code